Exhibit 99.1

Dream Finders Announces Pricing of Senior Notes Offering Due 2030

Jacksonville, Fla., – September 2, 2025 – Dream Finders Homes, Inc. (the “Company” or “Dream Finders Homes”) (NYSE: DFH) today announced the pricing of its private offering of $300 million aggregate principal amount of 6.875% senior unsecured notes due 2030 (the “2030 Notes”). The 2030 Notes will be sold to investors at a price of 100% of the principal amount thereof.

The Company expects the net aggregate proceeds of the offering to be approximately $295 million, after the underwriting discount and estimated offering expenses payable by Dream Finders Homes. The Company intends to use the net proceeds from the offering to repay a portion of the borrowings outstanding under its existing revolving credit facility (the “Credit Agreement”) and for general corporate purposes.

The 2030 Notes will bear interest at 6.875% and will be guaranteed on a senior unsecured basis by each of the Company’s subsidiaries that is a guarantor under the Credit Agreement.

The offering is expected to close on September 5, 2025, subject to customary closing conditions.

The 2030 Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The 2030 Notes will be sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the 2030 Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Dream Finders Homes, Inc.

Dream Finders Homes is a homebuilder based in Jacksonville, Florida. Dream Finders Homes builds single-family homes throughout the Southeast, Mid-Atlantic and Midwest, including Florida, Texas, Tennessee, North Carolina, South Carolina, Georgia, Colorado, Arizona, and the Washington, D.C. metropolitan area, which comprises Northern Virginia and Maryland. Through its wholly owned subsidiaries, DFH also provides mortgage financing as well as title agency and underwriting services to homebuyers. Dream Finders Homes achieves its industry-leading growth and returns by maintaining an asset-light homebuilding model.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” under the federal securities laws. Many statements included in this press release are not statements of historical fact, including statements concerning our expectations, plans and objectives regarding the offering of the 2030 Notes, including the use of proceeds therefrom and our ability to complete any such transactions. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “projection,” “should” or “will” or the negative thereof or other comparable terminology.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the operation of our business. These risks include, but are not limited to, the risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in the Company’s reports and other public filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC. The Company undertakes no obligation to update or revise any forward-looking statement except as may be required by applicable law.

Contacts:
Investor Contact: investors@dreamfindershomes.com
Media Contact: mediainquiries@dreamfindershomes.com